EXHIBIT 10.1

STOCKHOLDER VOTING AGREEMENT

BY AND BETWEEN

AMGEN INC.

AND

The Stockholders Identified on Schedule A attached hereto

Dated as of March 28, 2004

STOCKHOLDER VOTING AGREEMENT

This STOCKHOLDER VOTING AGREEMENT (this “Agreement”) is entered into as of March 28, 2004, by and among Amgen Inc., a Delaware corporation (“Parent”), and the Stockholders of Tularik Inc., a Delaware corporation (the “Company”) identified on Schedule A attached hereto (each a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) that total number of shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company as are set forth adjacent to such Stockholder’s name on Schedule A attached hereto (the “Owned Shares”), as such shares may be adjusted after the date hereof by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of the Company affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by a Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as the “Subject Shares”);

WHEREAS, Parent, Arrow Acquisition, LLC, a Delaware limited liability company wholly-owned by Parent (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will merge with and into Merger Sub, with Merger Sub surviving as a limited liability company wholly-owned by Parent (the “Merger”); and

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

ARTICLE II

VOTING AGREEMENT AND IRREVOCABLE PROXY

Section 2.1 Agreement to Vote the Subject Shares. Each Stockholder, in its capacity as such, hereby agrees that, during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the “Voting Period”), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of the Company, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company, such Stockholder shall vote or cause to be voted the Subject Shares (x) in favor of the approval of the terms of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof), (y) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of such Stockholder contained in this Agreement, and (z) except as otherwise agreed to in writing in advance by Parent, against the following actions or proposals: (i) any Acquisition Proposal; and (ii) (A) any change in the persons who constitute the board of directors of the Company that has not been previously approved by at least a majority of the persons who were directors of the Company as of the date of this Agreement (or their successors who were so approved); (B) any change in the present capitalization of the Company or any amendment of the Company’s articles of incorporation or bylaws; (C) any other material change in the Company’s corporate structure or business; or (D) any other action or proposal involving the Company or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement; provided, however, nothing in this Agreement shall be interpreted as obligating the Stockholders to exercise any options to acquire shares of Common Stock. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. During the Voting Period, each Stockholder agrees not to enter into any agreement, commitment, letter of intent, agreement in principle, or understanding with any Person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement.

Section 2.2 Grant of Irrevocable Proxy. Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to cause such Stockholder’s shares to be counted as present at any meeting of the Company’s stockholders during the Voting Period and to vote or act by written consent during the Voting Period with respect to the Subject Shares in accordance with Section 2.1. This proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder shall promptly cause a copy of this Agreement to be deposited with the Company at its principal place of business. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to its Subject Shares that it may have previously granted, in each case to the extent such prior or subsequent proxies or powers of attorney would prevent such Stockholder from complying with such Stockholder’s obligations under this Agreement.

Section 2.3 Nature of Irrevocable Proxy. The proxy and power of attorney granted pursuant to Section 2.2 by Stockholder shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement pursuant to Section 6.1.

Section 2.4 Legend. To the extent a Stockholder’s Subject Shares are in certificated form, such Stockholder shall promptly cause such certificate representing its Subject Shares to be surrendered and shall instruct the transfer agent for the Subject Shares to cause the following legend to be conspicuously noted thereon:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER VOTING AGREEMENT DATED AS OF MARCH 28, 2004. THE STOCKHOLDER VOTING AGREEMENT RESTRICTS THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND INCLUDES A VOTING AGREEMENT AND AN IRREVOCABLE PROXY TO VOTE THE SHARES REPRESENTED BY THIS CERTIFICATE.”

To the extent a Stockholder’s Subject Shares are not in certificated form, such Stockholder shall, upon the request of Parent, use its best efforts to promptly obtain certificates representing Subject Shares that are currently uncertificated and shall promptly thereafter cause such certificates to be surrendered and shall instruct the transfer agent for the Subject Shares to cause the foregoing legend to be conspicuously noted thereon.

ARTICLE III

COVENANTS

Section 3.1 Generally. Each Stockholder agrees that during the Voting Period, except as contemplated by the terms of this Agreement, it shall not (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any or all of the Subject Shares, (ii) grant any proxy, power of attorney, or other authorization in or with respect to the Subject Shares, or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement; provided, however, the parties agree and acknowledge that certain of the Subject Shares, as identified on Schedule B hereto, have been previously been pledged to the Company pursuant to certain stock pledge agreements and as security for certain loan agreements between the Company and the Stockholders; provided further, David V. Goeddel shall be permitted to transfer those Subject Shares beneficially owned by him to any trust, beneficiary, administrator, custodian or otherwise for estate planning purposes, provided that such transferee enters into a written agreement in favor Parent agreeing to be bound by the terms and conditions of this Agreement.

Section 3.2 Standstill Obligations of Stockholders. Each Stockholder covenants and agrees with Parent that, during the Voting Period:

(a) Such Stockholder shall not, nor shall such Stockholder permit any of its controlled Affiliates to, nor shall such Stockholder act in concert with or permit any of its controlled Affiliates to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” (as defined in the rules and regulations of the Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of the Company vote in favor of the Merger and the Merger Agreement and otherwise as expressly provided by Article II of this Agreement.

(b) Such Stockholder shall not, nor shall such Stockholder permit any of its controlled Affiliates to, nor shall such Stockholder act in concert with or permit any of its controlled Affiliates to act in concert with any Person to, deposit any shares of Common Stock in a voting trust or subject any shares of Common Stock to any arrangement or agreement with any Person with respect to the voting of such shares of Common Stock, except as provided by Article II of this Agreement.

(c) Such Stockholder shall not, and shall cause its Representatives not to, directly or indirectly: (i) solicit, initiate or induce or knowingly or intentionally facilitate or encourage any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal or any proposal that would reasonably be expected to lead to any Acquisition Proposal, (ii) furnish to any Person other than Parent, Merger Sub or their Affiliates any information with respect to any proposal that constitutes or would reasonable be expected to lead to any Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, except to notify such Person as to the existence of these provisions, or (iv) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby; provided, however, that in connection with Acquisition Proposals as to which Parent has received a Superior Proposal Notice, such Stockholder may provide information and engage in discussions to the same extent as the Company is so permitted pursuant to Section 6.4(c) of the Merger Agreement. Each Stockholder hereby represents that it is not now engaged in discussions or negotiations with any party other than Parent with respect to any Acquisition Proposal. Each Stockholder shall (i) promptly notify Parent (orally and in writing) if any offer is made to such Stockholder, any discussions or negotiations are sought to be initiated with such Stockholder, any inquiry, proposal or contact is made or any information is requested from such Stockholder with respect to any Acquisition Proposal, (ii) promptly notify Parent of the terms of any proposal that such Stockholder may receive in respect of any Acquisition Proposal, and the identity of the prospective purchaser, (iii) promptly provide Parent with a copy of any such offer, if written, or a written summary of such offer, if not in writing, and (iv) promptly keep Parent informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal of which such Stockholder is aware.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Each Stockholder hereby represents and warrants to Parent as follows:

Section 4.1 Authority. Such Stockholder has all legal capacity and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

Section 4.2 Ownership of Shares. As of the date hereof, such Stockholder is the lawful owner of the Owned Shares and has the sole power to vote (or cause to be voted) and dispose of such shares of Common Stock. Such Stockholder holds that number of certificated Owned Shares and uncertificated Owned Shares, in each case, as identified on Schedule A hereto. Other than the Subject Shares and options to purchase Common Stock, as identified on Schedule A (which Schedule identifies any such exception by Stockholder), such Stockholder does not own or hold any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. The Subject Shares are not subject to any voting trust agreement or other contracts, agreement, arrangement, commitment or understanding to which such Stockholder is party restricting or otherwise relating to the voting, dividend rights or disposition of the Subject Shares. Except as set forth on Schedule B hereto (which Schedule identifies any such exception by Stockholder), such Stockholder has good and valid title to the Owned Shares, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement.

Section 4.3 No Conflicts. (i) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares or assets may be bound, or (B) violate any applicable Law which could reasonably be expected to adversely affect such Stockholder’s ability to perform its obligations under this Agreement.

Section 4.4 Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to each Stockholder as follows:

Section 5.1 Due Organization, etc. Parent is a company duly organized and validly existing under the laws of the jurisdiction of its incorporation. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent have been duly authorized by all necessary corporate action on the part of Parent.

Section 5.2 Conflicts. (i) No filing with any Governmental Entity, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of Parent, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound, or (C) violate any applicable Law, which could reasonably be expected to adversely affect Parent’s ability to perform its obligations under this Agreement.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall terminate, and neither Parent nor any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the mutual consent of Parent and the Stockholders to terminate this Agreement, (ii) the Effective Time, (iii) the date of termination of the Merger Agreement in accordance with its terms and (iv) the date of any modification, waiver or amendment to the Merger Agreement in a manner that materially reduces the Merger Consideration; provided, however, that the termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement. Notwithstanding the foregoing, Section 7.1 and Sections 7.4 through 7.18, inclusive, of this Agreement shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Appraisal Rights. To the extent permitted by applicable law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

Section 7.2 Publication.

(a) Each Stockholder agrees that, during the Voting Period, such Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Merger Agreement without the prior consent of Parent (which consent shall not be unreasonably withheld), except as such release or announcement may, upon the advice of such Stockholder’s counsel, be required by applicable Law, in which case such Stockholder shall allow Parent reasonable time to comment on such release or announcement in advance of such issuance and shall cause only the minimum amount of information to be disclosed as is required by applicable Law.

(b) Each Stockholder hereby permits Parent, Merger Sub and/or the Company to publish and disclose in press releases, Schedule 13D filings, and the Registration Statement and/or the Proxy Statement/Prospectus (including all documents and schedules filed with the

Securities and Exchange Commission) and any other disclosures or filings required by applicable Law, its identity and ownership of shares of the Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and/or the text of this Agreement.

Section 7.3 HSR Requirements. Each Stockholder agrees promptly to make all necessary filings, if any, and thereafter make any other required submissions, if any, with respect to the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement required under the HSR Act, any antitrust and competition Laws of any other applicable jurisdiction and any other applicable Law. Each Stockholder shall cooperate with Parent in connection with the making of any such filings referenced in the preceding sentence, including providing copies of all such documents to Parent and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

Section 7.4 Affiliate Letter. Each Stockholder has executed and delivered to Parent an affiliate letter in substantially the form attached hereto as Exhibit 7.4.

Section 7.5 Further Actions. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things reasonably necessary to effectuate this Agreement.

Section 7.6 Fees and Expenses. Except as otherwise provided in the Merger Agreement, each of the parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and the Merger Agreement, regardless of whether the Merger is consummated.

Section 7.7 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.8 Specific Performance. Each Stockholder acknowledges that irreparable damage would occur and that it will be impossible to measure in money the damage to Parent and Merger Sub if such Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, Parent and Merger Sub will not have an adequate remedy at law or in damages. Accordingly, each Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Parent or Merger Sub has an adequate remedy at law. Each Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent seeking or obtaining such equitable relief.

Section 7.9 Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (with confirmation) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

If to Parent or Merger Sub, addressed to it at:

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, Ca 91320-1799

Fax: (805) 499-8011

Attn: Corporate Secretary

with a copy to:

Latham & Watkins LLP

650 Town Center Drive

Costa Mesa, Ca 92626

Fax: (714) 755-8290

Attn: Charles K. Ruck

If to a Stockholder: addressed to such Stockholder as set forth on Schedule A with a copy to:

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, Ca 94306

Fax: (650) 849-7400

Attn: Suzanne Hooper, Esq.

Section 7.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 7.12 Entire Agreement. This Agreement (together with the Merger Agreement, to the extent referred to herein) constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

Section 7.13 Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the parties, except that Parent may assign and transfer its rights and obligations hereunder to any entity that is wholly owned, directly or indirectly, by Parent.

Section 7.14 Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law, or otherwise.

Section 7.15 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.16 Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

Section 7.17 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of Delaware principles of conflicts of laws.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.9. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.16(c).

Section 7.18 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

* * * * *

IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

AMGEN INC., a Delaware corporation

By:	/s/ DAVID J. SCOTT

David J. Scott Senior Vice President, General Counsel and Secretary

STOCKHOLDERS

By:	/s/ DAVID V. GOEDDEL

Name: David V. Goeddel

By:	/s/ A. GRANT HEIDRICH, III

Name: A. Grant Heidrich, III

By:	/s/ EDWARD R. MCCRACKEN

Name: Edward R. McCracken

By:	/s/ STEVEN L. MCKNIGHT

Name: Steven L. McKnight

By:	/s/ CRAIG A. P. D. SAXTON

Name: Craig A. P. D. Saxton

By:	/s/ ANDREW J. PERLMAN

Name: Andrew J. Perlman

By:	/s/ TERRY ROSEN

Name: Terry Rosen

By:	/s/ WILLIAM J. RIEFLIN

Name: William J. Rieflin

By:	/s/ JACK M. ANTHONY

Name: Jack M. Anthony

By:	/s/ MICHAEL D. LEVY

Name: Michael D. Levy

By:	/s/ EDWARD W. HOLMES

Name: Edward W. Holmes

Schedule A

Stockholder	Total Number of Shares of Owned Shares	Certificated Shares	Options to Purchase Common Stock	Uncertificated Shares	Address
David V. Goeddel	2,086,629	2,033,334	941,666	53,295	2115 Forest View Avenue, Hillsborough CA 94010
A. Grant Heidrich, III	153,245	129,167	36,000	24,078	The Mayfield Fund, 2800 Sand Hill Road, Menlo Park, CA 94025
Edward W. Holmes	0	0	35,000	0	UCSD, 9500 Gilman Drive, La Jolla, CA 92093-0602
Edward R. McCracken	70,512	26,000	26,000	44,512	PO Box 1316, Angel Fire, NM 87710
Steven L. McKnight	310,016	37,520	244,000	272,496	Dept of Biology, UTX SW Medical Center, Room L3.214, 5323 Harry Hines Blvd., Dallas, TX 75390-9152
Craig A. P. D. Saxton	25,000	0	45,000	25,000	628 Hamburg Road, Lyme, CT 06371
Andrew J. Perlman	352,588	320,754	380,288	31,834	618 Mirada Avenue, Stanford, CA 94305
Terry Rosen	138,993	136,626	624,666	2,367	2820 Adeline, Burlingame CA 94010
William J. Rieflin	221,052	205,362	469,999	15,690	1225 La Canada Road, Hillsborough, CA 94010
Jack M. Anthony	17,492	0	150,000	17,492	21 Crestview Circle, S. San Francisco, CA 94080
Michael D. Levy	10,178	0	400,000	10,178	1200 Tournament Drive, Hillsborough, CA 94010

Schedule B

Stockholder	Number of Owned Shares Pledged to the Company
Terry Rosen	138,993
Michael D. Levy	10,178

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Exhibit 7.4

FORM OF AFFILIATE LETTER

            , 2004

Amgen Inc.

Amgen Center Drive

Thousand Oaks, CA 91320-1799

Ladies and Gentlemen:

The undersigned has been advised that, as of the date of this letter, the undersigned may be deemed to be an “affiliate” of Tularik Inc., a Delaware corporation (“Tularik”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 (“Rule 145”) of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Pursuant to the terms of the Agreement and Plan of Merger dated as of March 28, 2004 (the “Agreement”) by and among Tularik, Amgen Inc., a Delaware corporation (“Amgen”), and Arrow Acquisition, LLC, a limited liability company (“Merger Sub”), Tularik will be merged with Merger Sub (the “Merger”).

As a result of the Merger, the undersigned will receive shares of common stock, par value $.0001 per share, of Amgen (“Amgen Common Stock”) in exchange for shares of common stock, par value $.001 per share, of Tularik (“Tularik Common Stock”) owned by the undersigned.

The undersigned recognizes that Tularik, Amgen and the Surviving Entity (as defined in the Agreement) will rely upon this letter in consummating the Merger.

1. Compliance with the Act. The undersigned represents, warrants and covenants that:

(a) The undersigned shall not make any sale, transfer or other disposition of Amgen Common Stock in violation of the Act or the Rules and Regulations.

(b) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of Amgen Common Stock, to the extent the undersigned felt necessary, with the undersigned’s counsel or counsel for Tularik.

(c) The undersigned has been advised that the issuance of Amgen Common Stock to the undersigned pursuant to the Agreement will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because the undersigned may be deemed to have been an affiliate of Tularik at the time the Merger was submitted for a vote of the

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stockholders of Tularik, and the distribution by the undersigned of Amgen Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Amgen Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145, or (iii) in the opinion of outside counsel, which opinion and outside counsel are reasonably acceptable to Amgen, or pursuant to a “no action” or interpretative letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

(d) The undersigned understands that Rule 145 permits offers, sales and transfers only in limited amounts and in limited circumstances, many of which will be outside of the undersigned’s control. The undersigned understands that Amgen is under no obligation to register the sale, transfer or other disposition of Amgen Common Stock by the undersigned or on the undersigned’s behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

(e) In the event of a sale, transfer or other disposition of Amgen Common Stock pursuant to Rule 145, the undersigned will supply Amgen with a letter in the form of Exhibit A hereto evidencing compliance with such Rule and an opinion in form and substance reasonably satisfactory to Amgen from outside counsel reasonably satisfactory to Amgen to the effect that such sale, transfer or other disposition is not in violation of the Act or the Rules and Regulations. The undersigned understands that Amgen may instruct its transfer agent to withhold the transfer of any shares of Amgen Common Stock disposed of by the undersigned, but that upon receipt of such letter the transfer agent shall effectuate the transfer of such shares indicated as sold, transferred or otherwise disposed of in the letter.

(f) The undersigned also understands that there will be placed on any certificates for Amgen Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.”

(g) The undersigned also understands that unless the transfer by the undersigned of the undersigned’s Amgen Common Stock has been registered under the Act or is a sale made in conformity with Rule 145, Amgen reserves the right to put the following legend on the certificates issued to the undersigned’s transferee:

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“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.”

(h) It is understood and agreed that the legends set forth in paragraphs (f) and (g) above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this letter agreement. Without limiting the foregoing, it is understood and agreed that such legends and the stop orders referred to above will be removed if:

(i) one year shall have elapsed from the date the undersigned acquired Amgen Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned;

(ii) two years shall have elapsed from the date the undersigned acquired Amgen Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned; or

(iii) Amgen has received either an opinion of outside counsel, which opinion and outside counsel shall be reasonably satisfactory to Amgen, or a “no action” or interpretative letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 no longer apply to the undersigned.

The obligations of the undersigned hereunder shall attach to and be binding upon any person or entity to whom legal or beneficial ownership of the undersigned’s shares of Amgen Common Stock (and shares of Amgen Common Stock following the Merger) shall pass by operation of law or otherwise.

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The execution and delivery to you of this letter agreement shall not be deemed an admission that the undersigned is an “affiliate” of Tularik as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

Very truly yours,

[Name]

Agreed to and accepted

AMGEN INC.

By:

Name:

Title:

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Exhibit A to Affiliate Letter

                     , 200

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, Ca 91320-1799

Ladies and Gentlemen:

On                     , the undersigned sold                      shares of common stock (“Common Stock”) of Amgen Inc., a Delaware corporation (the “Company”), received by it in connection with the merger of Tularik Inc., a Delaware corporation, with Arrow Acquisition, LLC, a limited liability company wholly-owned by the Company.

The undersigned represents that the Common Stock has been sold in conformity with Rule 145 and the undersigned has complied with its covenants in the affiliate letter between the Company and the undersigned dated                     , 2004 Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the shares of Common Stock sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933 (the “Act”).

The undersigned hereby represents that the above-described shares of Common Stock were sold in “brokers’ transactions” within the meaning of Section 4(4) of the Act or in transactions directly with a “market maker” as the term is defined in Section (3)(a)(38) of the Securities Exchange Act of 1934. The undersigned further represents that it has not solicited or arranged for the solicitation of orders to buy the above-described shares of Common Stock, and that the undersigned has not made any payment in connection with the offer or sale of such shares to any person other than to the broker who executed the order in respect of such sale.

Very truly yours,

[Name]

Annex A

Stockholder
David V. Goeddel
A. Grant Heidrich, III
Edward W. Holmes
Edward R. McCracken
Steven L. McKnight
Craig A. P. D. Saxton
Andrew J. Perlman
Terry Rosen
William J. Rieflin
Jack M. Anthony
Michael D. Levy